                                 SCHEDULE 14A

                                (Rule 14a-101)
                   INFORMATION REQUIRED IN CONSENT STATEMENT

                           SCHEDULE 14A INFORMATION
              Consent Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Consent Statement         [_] Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Consent Statement

[X] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SHOREWOOD PACKAGING CORPORATION
               (Name of Registrant as Specified in its Charter)

                            CHESAPEAKE CORPORATION
                                SHEFFIELD, INC.
                 (Name of Person(s) Filing Consent Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act

  Rules 14a-6(i)1 and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

  On December 9, 1999, Chesapeake filed the following slide presentation as Exhibit (f)(1) to Amendment No. 1 to its Schedule 14D-1. Such slide presentation may be used by persons making oral solicitations of Shorewood's stockholders by or on behalf of Purchaser and Chesapeake:

[Chesapeake Corporation logo]

                              defining the future

[Chesapeake Corporation logo]


This presentation includes forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Changes in the following important factors, among others, could cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements: competitive products and pricing; production costs (particularly for raw materials such as corrugated box and display materials); fluctuations in demand; governmental policies and regulations affecting the environment; interest rates; currency translation movements; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

All information in this presentation concerning Shorewood Packaging Corporation, including financial information, has been taken from or based on publicly available documents and records on file with the Securities and Exchange Commission and other public sources, and is qualified in its entirety by reference thereto. Chesapeake takes no responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by Shorewood Packaging Corporation to disclose events which may have occurred or may affect the significance or accuracy of any such information, but which is unknown to Chesapeake.

[Chesapeake Corporation logo]


Chesapeake Management
--------------------------------------------------------------------------------

 .  Tom Johnson, C.E.O.
 .  Bill Tolley, C.F.O.
 .  Joel Mostrom, Investor Relations

[Chesapeake Corporation logo]

Agenda
--------------------------------------------------------------------------------

 .  Overview of Chesapeake
 .  Transformation
 .  Strategic Direction
 .  Offer for Shorewood
 .  Discussion

[Chesapeake Corporation logo]



                                 TRANSFORMATION

[Chesapeake Corporation logo]

Focused Strategy
--------------------------------------------------------------------------------

 .  Targeted markets
 .  Defensible market positions
 .  Global arena

--------------------------------------------------------------------------------
     Broaden Product Capability and Geographic Coverage in Target Markets
--------------------------------------------------------------------------------

[Chesapeake Corporation logo]

Near-Term Actions
--------------------------------------------------------------------------------
 .    Portfolio Transformation
     -  Timber sale
     -  Tissue monetization
     -  Field acquisition
     -  CPI acquisition
     -  Color-Box JV pending
 .    Operational Excellence
     -  CD&P margin improvement
     -  Field integration
     -  HBU land monetization
 .    Financial Re-engineering
     -  Debt reduction
     -  Share re-purchase
 .    Acquisitions & Alliances

[Chesapeake Corporation logo]

Strategic Transformation
--------------------------------------------------------------------------------

 .    Sold Kraft Paper Mill
     -    2Q97
 .    Sold Timberlands               -------- Generated $1.3 billion of cash
     -    3Q 1999                                          |
 .    Tissue Partnership                                    |
     -    4Q99                                             |
                                                           |

                                             .  Reduced Debt
                                             .  Share Repurchase Program
                                             .  Strategic Growth Inititatives

[Chesapeake Corporation logo]

Chesapeake Sales:  '96 - '99
--------------------------------------------------------------------------------

[Pie Charts showing sales breakdown (%) as indicated in the following table]

1996: $1.1B                   1999 Pro Forma:  $1.0B

Description          %        Description               %
-----------         ---       -----------              ---
Tissue              40%       European Packaging       45%
Kraft Paper         30%       Worldwide Displays &
U.S. Packaging      28%        Merchandising           29%
Land Development     2%       U.S. Packaging           24%
                              Land                      2%

[Chesapeake Corporation logo]

Current Sectors Served
--------------------------------------------------------------------------------

[Pie Chart showing sectors served (%) as indicated in the following table]

1999 Pro Forma: $1.0 Billion

Description                   %
-----------                   --
Pharma-Personal Care          22%
Cosmetics-Luxury-Spirits      21%
Food-Bev.                     12%
Tobacco                       12%
Candy                         10%
Recreation                     6%
Other                          5%
Home-Garden                    5%
Technology-Multimedia          4%
Paper-Packaging                2%
Clothing                       1%

[Chesapeake Corporation logo]

CSK Strengths
--------------------------------------------------------------------------------

 .  Multiple market leadership positions
 .  Customer-first philosophy
 .  One-stop shopping capability
 .  Award winning innovation and know-how
 .  In-depth understanding of retail environment
 .  Leadership
 .  Reputation
 .  Financial flexibility

[Chesapeake Corporation logo]

Growth Criteria
--------------------------------------------------------------------------------

 .  Competitive Advantage

 .  Accretive on Day 1

 .  Return in excess of cost of capital

 .  Target Markets

[Chesapeake Corporation logo]

Primary Target Markets
--------------------------------------------------------------------------------

Source: Company studies

[Chesapeake Corporation logo]

Pharmaceutical Packaging Market
--------------------------------------------------------------------------------

 .  Global demand growing
   -  Population growth
   -  Aging of population
   -  New technology
   -  New regulations
 .  Globalizing producers
 .  Rationalization of suppliers
 .  Product packaging evolution
   -  Folding cartons dominate secondary packaging
   -  Blister packs
   -  Package, label, leaflet combinations
 .  Cross-selling opportunities

--------------------------------------------------------------------------------
         Global capability + one-stop shopping = competitive advantage
--------------------------------------------------------------------------------

[Chesapeake Corporation logo]

Technology Packaging Market
--------------------------------------------------------------------------------

 .  High growth rates
 .  Brand awareness & retail presence more important
 .  Need for innovative product protection
 .  Demand for global sourcing and one-stop shopping
 . Global suppliers must have Flexo, litho, and folding carton capability . Major locations--USA, Ireland, U.K., China, Singapore

--------------------------------------------------------------------------------
         Global capability + one-stop shopping = competitive advantage
--------------------------------------------------------------------------------

[Chesapeake Corporation logo]

1999 Growth Initiatives
--------------------------------------------------------------------------------

 .  Field Group (March `99)
   - Leading European folding carton company with sector focus in pharmaceuticals, tobacco, confectionery
   -  $415 million enterprise value
 .  Berry's Limited (May `99)
   -  Irish leaflet and label producer
   -  Part of pharmaceutical expansion into Ireland
 .  Mateo Cartonajes (July `99)
   -  Leading Spanish printing company's packaging operations
   -  Tobacco and pharmaceuticals

[Chesapeake Corporation logo]

1999 Growth Initiatives (con't...)
--------------------------------------------------------------------------------

 .  Consumer Promotions International (Oct. `99)
   -  US, UK and France
   -  Permanent Displays and Merchandising Systems
 .  Color Box JV (Pending)
   - Joint venture expected to create the largest litho laminated company in North America

[Chesapeake Corporation logo]

Field Group
--------------------------------------------------------------------------------

[photograph of various pharmaceutical packaging]

 . Leading specialty packaging supplier with sales of $400 million . Reputation for quality and innovation
 .  Platform for European growth

[Chesapeake Corporation logo]

Field Group
--------------------------------------------------------------------------------

 .  Well positioned - #1 specialty packaging in the UK, #1 in pharmaceutical packaging in Europe
 .  Solid platform for growth across Europe
 .  Strong, stable management team
 .  Solution-based, end-user focused approach
 .  Top-line growth and cost synergies
 .  Reasonably priced -- 6.5X EBITDA

[Chesapeake Corporation logo]

Field Group
--------------------------------------------------------------------------------

Major Customers
---------------
Pharmacia/Upjohn
Astra-Zeneca
American Home Products
Schering-Plough
Smith Kline Beecham
Johnson & Johnson
BAT
Diagio
Cadbury
Mars
Nestle's
Sanofi

[Chesapeake Corporation logo]

Field Group Revenues and EBITDA Margin
------------------------------------------------------------------------------

($ Millions)

 [Bar Chart showing Field Group Revenues as indicated in the following table]

Description                1996      1997      1998      1999F
-----------                ----      ----      ----      -----
Field Group Revenues        332       374       402        387
Revenue Growth              +10%      +13%       +7%        -3%
EBITDA Margin                16%       15%       16%        16%

[Chesapeake Corporation logo]

Summary
--------------------------------------------------------------------------------

 .  Leadership positions in growing businesses with sustainable competitive advantages
 .  Revenue growth from customer market sectors and expanding geography
 .  Relentless pursuit of cost reduction
 .  Healthy cash flow generation
 .  Management focused on building shareholder value

[Chesapeake Corporation logo]


                                   Offer For
                              Shorewood Packaging

[Chesapeake Corporation logo]

Shorewood Packaging Corporation
--------------------------------------------------------------------------------

 .  North America's largest non-integrated folding carton company
 .  Business focus on the tobacco, drinks, personal care and entertainment markets
 .  Reputation for high quality and product innovation

[Chesapeake Corporation logo]

Shorewood Packaging
--------------------------------------------------------------------------------

52-Week High-Low               $20-5/8 - $11-3/4
Stock Price                    $16-7/8
Diluted Shares Outstanding      28.1

Market Value                   $475 million
Market Capitalization          $745 million

Diluted EPS / P/E
     1999E*                    $1.27 / 13.3
     2000E*                    $1.45 / 11.6

*Source:  First Call (Calendar year estimate)

[Chesapeake Corporation logo]


Shorewood Sales
--------------------------------------------------------------------------------

              [Pie Charts showing sales by End Use and Geography]

By End Use                            By Geography

Description                    %      Description      %          $
-----------                    --     -----------      --         -
Music & Home Entertainment    33%     United States    67%    $439mm
Tobacco                       34%     Canada           32%    $179mm
Consumer Products & Other     19%     China             1%       2mm
Cosmetics & Toiletries        14%

                                                       Total: $620mm

[Chesapeake Corporation logo]

Shorewood's Principal Plant Locations

     [map of United States and Canada showing 15 locations; map of China showing one location]

--------------------------------------------------------------------------------
3,800 employees:  2,600 in the U.S., 1,100 in Canada and 100 in China
--------------------------------------------------------------------------------

(a) Map does not show 11 sales offices in North America, 2 in Canada and 1 in China

[Chesapeake Corporation logo]

Shorewood Packaging Profitability
--------------------------------------------------------------------------------

  [Bar chart showing Shorewood Packaging Profitability ($Millions) and EBITDA
     Margin for the Years 1996 - 1999 as described in the following table]

Year                 1997      1998       1999      1999PF
----                 ----      ----       ----      ------
EBITDA ($Million)    $ 66      $ 68       $ 85        $92
EBITDA Margin          16%       16%        15%        15%

Source: Company reports and CSK estimates

[Chesapeake Corporation logo]


Chesapeake Sector Revenues
--------------------------------------------------------------------------------

  [Pie Charts showing sectors served (%) as indicated in the following tables]

Chesapeake                            Chesapeake + Shorewood

Description                    %      Description                    %
-----------                   ---     -----------                   ---
Pharma-Personal Care          22%     Tobacco                       20%
Cosmetics-Luxury-Spirits      21%     Pharma-Personal Care          19%
Food-Bev.                     12%     Cosmetics-Luxury-Spirits      18%
Tobacco                       12%     Technology-Multimedia         16%
Candy                         10%     Food-Bev.                      7%
Recreation                     6%     Other                          7%
Other                          5%     Candy                          5%
Home-Garden                    5%     Recreation                     3%
Technology-Multimedia          4%     Home-Garden                    3%
Paper-Packaging                2%     Paper-Packaging                1%
Clothing                       1%     Clothing                       1%

       $1.0 Billion                                  $1.6 Billion

[Chesapeake Corporation logo]

CSK's Offer For Shorewood Valuation Multiples
--------------------------------------------------------------------------------

                                      Average
                         Offer      Acquisition
Transaction Value/LTM   Multiple     Multiple
---------------------   --------     --------
Revenues                   1.2          .9
EBITDA                     8.0         6.7
EBIT                      12.0         9.9

[Chesapeake Corporation logo]

Revenue Enhancement/Cost Reduction Opportunities
--------------------------------------------------------------------------------

 .    Cost Reductions
     - Purchasing
       . Paper
       . Other materials
     - S, G, & A
       . Corporate HQ
       . Selling                                   $20M by Year 2
 .    Cross Marketing Opportunities
     - Pharmaceutical
     - Luxury packaging
     - Tobacco
     - Multi-media
 .    Technical Exchange

[Chesapeake Corporation logo]

Shorewood Acquisition Impact to EPS
--------------------------------------------------------------------------------

($ in millions, except per share data)

Description                      Year 1       Year 2
-----------                      ------       ------
EBIT Before Synergies                80           86
Goodwill Amortization               (11)         (11)
Synergies                            10           20
Incremental EBIT                     79           95
Incremental Financing Costs          61           59
Profit Before Tax                    18           36
Taxes                                11           18
Net Income                            7           18
Shares Outstanding                 17.2         17.2
EPS Accretion/Dilution              .41         1.05

[Chesapeake Corporation logo]

Capital Structure Flexibility
--------------------------------------------------------------------------------

                             Y/E             Y/E
                             99            99 After
                          Forecast           SWD
                                           Purchase
Net Debt                       (30)           743
Deferred Taxes                 237            237
Shareholder's Equity           584            584
                               ---          -----
Total Capital                  791          1,564
Net Debt/Capital                 -             48%

[Chesapeake Corporation logo]

Summary
--------------------------------------------------------------------------------

 .  Highly focused pure-play specialty packaging and merchandising services company
 .  Leadership positions in good businesses with sustainable competitive advantages
 .  Revenue growth from high-growth markets and expanding geography
 .  Healthy cash flow generation
 .  Management focused on improving shareholder value
 .  Shorewood acquisition makes strategic and financial sense

[Chesapeake Corporation logo]

                              defining the future

  On December 15, 1999, Chesapeake issued the following press release:


For Immediate Release

       Chesapeake Corporation Makes Recommended Cash Offer for Boxmore;
                  Affirms Commitment to Shorewood Acquisition

(Richmond, Va.--December 15, 1999) Chesapeake Corporation (NYSE: CSK) announced today it has commenced a recommended cash tender offer to acquire all of the outstanding shares of Boxmore International plc, a leading European packaging company, headquartered in Belfast, Northern Ireland. The cash tender offer, which will be made through a Chesapeake subsidiary, Chesapeake UK Acquisitions II plc, values each Boxmore share at 265p, and the existing issued share capital of Boxmore at approximately (Pounds)191 million, (approximately U.S. $310 million). Boxmore's board of directors unanimously recommended Chesapeake's offer to Boxmore's shareholders.

The acquisition of Boxmore is expected to be accretive to Chesapeake's earnings in the first year. Synergies between Chesapeake and Boxmore are expected to result from better utilization of the combined network of specialty packaging facilities, as well as operating and overhead savings.

Boxmore is a manufacturer, distributor and seller of specialty folding carton and packaging products for: the pharmaceutical, healthcare and toiletries sectors; the food and beverage sector, and for the agrochemical sector. The company operates 19 facilities in Ireland, the United Kingdom, France, Belgium, Germany, and, through joint ventures, in South Africa and China.

Boxmore reported profits before tax of (Pounds)13.6 million (U.S. $22 million), on revenue of (Pounds)106.8 million (U.S. $173.0 million), at the end of 1998. For the first six months of this year, ending June 30, 1999, Boxmore reported unaudited profits before tax of (Pounds)7.5 million (U.S. $12.2 million) on revenue of (Pounds)60.4 million (U.S. $97.8 million).

Chesapeake President and Chief Executive Officer Thomas H. Johnson said, "As the European leader in specialty packaging, Chesapeake is committed to continuing to strengthen our network of capabilities. We believe Europe is an attractive area for future growth, and see Boxmore as an important addition to expand our pan-European supply network. Since the acquisition of Field Group in March, 1999, we've been evaluating the potential acquisition of Boxmore. Boxmore has an excellent track record of business development and has earned an outstanding reputation with its customers. We look forward to maximizing the potential of Chesapeake's enlarged European specialty packaging group through the addition of Boxmore."

Johnson said the acquisition of Boxmore complements Chesapeake's recently announced tender offer to acquire Shorewood, a U.S. folding cartons company. Chesapeake announced a cash tender offer at $17.25 a share for Shorewood on December 3. "Boxmore solidifies our position as a European leader for specialty packaging, and Shorewood would expand our presence in the U.S. for targeted end-use markets. The acquisitions of Shorewood and Boxmore will allow Chesapeake to provide our customers with an even larger, synergistic array of products and services."

Both the Boxmore and Shorewood transactions will be financed by Chesapeake with cash on hand and a committed credit facility from First Union National Bank, and, therefore, neither transaction is subject to any financing condition. Chesapeake's offer for Boxmore is subject to customary closing conditions, including the receipt of a satisfactory level of acceptances of the offer."

Donaldson, Lufkin & Jenrette is the financial advisor to Chesapeake in relation to the offer for Boxmore. Slaughter and May is the legal advisor for Chesapeake.

Chesapeake Corporation, headquartered in Richmond, Va., is a global leader in specialty packaging and merchandising services. Chesapeake is the largest North American producer of temporary and permanent point-of-purchase displays, the North American leader for litho-laminated packaging, the leading European folding carton, leaflet and label supplier, and a local leader in specific U.S. markets for customised, corrugated packaging. Chesapeake has over 40 locations in North America, Europe and Asia. Chesapeake's net sales in 1998 were $950.4 million. Chesapeake's website is www.csk.com.

This news release, including comments by Thomas H. Johnson, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to; competitive products and pricing; production costs, particularly for raw materials such as corrugated box, folding carton and display materials; fluctuations in demand; government policies and regulations affecting the environment; interest rates; currency translation movements; Year 2000 compliance; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

This press release does not constitute an offer or an invitation to purchase or sell any securities. Chesapeake's offer will be made only pursuant to the Offer Document and related Form of Acceptance to be dispatched by Donaldson, Lufkin and Jenrette on behalf of Chesapeake in the United Kingdom. The offer will not be made, directly or indirectly, in or into the United States, Canada, Australia or Japan and will not be eligible for acceptance within the United States, Canada, Australia, or Japan.

      For media relations, call:            For investor relations, call:
              Molly Remes                           Joel Mostrom
  Director, Corporate Communications      Vice President-Investor Relations
             804-697-1110                           804-697-1147

  Also on December 15, 1999, Chesapeake issued the following press release:

FOR IMMEDIATE RELEASE

                CHESAPEAKE SENDS LETTER TO SHOREWOOD DIRECTORS
                     Reiterates Commitment to Tender Offer

(Richmond, VA--December 15, 1999) Chesapeake Corporation (NYSE: CSK), today announced that Thomas H. Johnson, president and chief executive officer, is sending the following letter to Marc Shore, chairman and chief executive officer of Shorewood Packaging Corporation (NYSE: SWD):

                                                              December 15, 1999

Mr. Marc Shore
Chairman and Chief Executive Officer
Shorewood Packaging Corporation
277 Park Avenue
New York, NY 10172

Dear Marc:

As you may know, Chesapeake today announced a recommended cash tender offer to acquire Boxmore International plc, headquartered in Belfast, Northern Ireland. Boxmore's board of directors has unanimously recommended Chesapeake's offer to Boxmore's shareholders. Like Shorewood, this is a company we have been evaluating for some time. We are delighted with the enhancement of our global platform that this company offers and believe the acquisition of Boxmore enhances the strategic rationale for our acquisition of Shorewood.

At the same time, we want to reinforce our commitment to our $17.25 cash tender offer for Shorewood. We want you and your board to know that we have in place a fully committed credit facility from First Union

National Bank that permits us to complete the acquisitions of both Boxmore and Shorewood on the terms of our offers. Accordingly, neither offer is subject to any financing conditions.

We reiterate our offer to meet with the Shorewood board to negotiate the terms, including price and structure, of an acquisition of Shorewood by Chesapeake. In this regard, we are ready to meet with you and your advisors at your earliest convenience.

Sincerely,
/s/ Thomas H. Johnson
Thomas H. Johnson

cc: Shorewood Board of Directors

On December 3, 1999 Chesapeake announced that it would commence a tender offer to acquire all the outstanding shares of Shorewood for $17.25 in cash per share, or approximately $500 million. Chesapeake's tender offer represents an approximate 45% premium to Shorewood's closing stock price on November 9, 1999, the day prior to Chesapeake's initial proposal to Shorewood's board of directors.

Chesapeake Corporation, headquartered in Richmond, Va., is a global leader in specialty packaging and merchandising services. Chesapeake is the largest North American producer of temporary and permanent point-of-purchase displays, the North American leader for litho-laminated packaging, the leading European folding carton, leaflet and label supplier, and a local leader in specific U.S. markets for customized, corrugated packaging. Chesapeake has over 40 locations in North America, Europe and Asia. Chesapeake's net sales in 1998 were $950.4 million. Chesapeake's website is www.cskcorp.com.

                                     # # #

This news release, including comments by Thomas H. Johnson, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: competitive products and pricing; production costs, particularly for raw materials such as corrugated box, folding carton and display materials; fluctuations in demand; government policies and regulations affecting the environment; interest rates; currency translation movements; Year 2000 compliance; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

      For media relations, call:            For investor relations, call:
              Molly Remes                    William Tolley/Joel Mostrom
             804-697-1110                     804-697-1157/804-697-1147

                          Joele Frank or Andy Brimmer
                           Abernathy MacGregor Frank
                                 212-371-5999

  On December 16, 1999, Chesapeake issued the following press release:

               CHESAPEAKE AFFIRMS COMMITMENT TO TENDER OFFER AND
                             CONSENT SOLICITATION

                  SEEKS TO JOIN SHOREWOOD'S STRATEGIC PROCESS

(Richmond, VA--December 16, 1999)--Chesapeake Corporation (NYSE:CSK) today expressed its disappointment with Shorewood Packaging Corporation's (NYSE:
SWD) response to Chesapeake's $17.25 all cash tender offer. Chesapeake remains committed to its fully-financed tender offer and planned consent solicitation.

Thomas H. Johnson, president and chief executive officer of Chesapeake, said, "We are extremely disappointed with the Shorewood Board of Directors' continued refusal to meet with us to discuss our fully-financed cash tender offer of $17.25 per share. This is especially true because we note that Shorewood has authorized management and its advisors to explore various strategic alternatives. It would clearly be a disservice to Shorewood's stockholders to exclude Chesapeake or any interested party from this process.

"For Shorewood to reject our offer, especially without talking to us, is irresponsible. Our financing is fully committed, subject only to customary conditions that can be readily satisfied. Moreover, Shorewood's claim that Chesapeake has exceeded the 14.9 percent threshold for the Delaware antitakeover statute is without merit. At no time has Chesapeake been a party to any agreement or understanding that would cause us to exceed that threshold. Our stock purchase agreement with an institutional investor has been on file with the Securities and Exchange Commission since November 30, 1999," Mr. Johnson continued.

"We are vigorously pursuing our litigation in the Court of Chancery for the State of Delaware which, among other things, seeks an order that Shorewood's directors have breached their fiduciary duties under Delaware law. We are also asking the Court to prevent Shorewood and its directors from taking certain actions to thwart or interfere with our tender offer and consent solicitation efforts," Mr. Johnson concluded.

A trial has been scheduled in the Court of Chancery for the State of Delaware, commencing January 10, 2000, regarding several key issues relating to Chesapeake's tender offer and planned consent solicitation.

Chesapeake Corporation, headquartered in Richmond, Va., is a global leader in specialty packaging and merchandising services. Chesapeake is the largest North American producer of temporary and permanent point-of-purchase displays, the North American leader for litho-laminated packaging, the leading European folding carton, leaflet and label supplier, and a local leader in specific U.S. markets for customized, corrugated packaging. Chesapeake has over 40 locations in North America, Europe and Asia. Chesapeake's net sales in 1998 were $950.4 million. Chesapeake's website is www.cskcorp.com.

                                     # # #

This news release does not constitute an offer to purchase any securities, nor a solicitation of proxies or consents, from the stockholders of Shorewood Packaging Corporation. The tender offer, and any solicitation of written consents, will be made only pursuant to separate materials in compliance with the requirements of applicable federal and state law.

This news release, including comments by Thomas H. Johnson, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: competitive products and pricing; production costs, particularly for raw materials such as corrugated box, folding carton and display materials; fluctuations in demand; government policies and regulations affecting the environment; interest rates; currency translation movements; Year 2000 compliance; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

      For media relations, call:              For investor relations, call:
              Molly Remes                      William Tolley/Joel Mostrom
             804-697-1110                       804-697-1157/804-697-1147

                          Joele Frank or Andy Brimmer
                           Abernathy MacGregor Frank
                                 212-371-5999

  On December 17, 1999, Chesapeake issued the following press release which contained the full text of a letter which was sent on such date by Mr. Johnson to Mr. Shore:

                  CHESAPEAKE SENDS LETTER TO SHOREWOOD BOARD

(Richmond, VA--December 17, 1999)--Chesapeake Corporation (NYSE: CSK) today sent the following letter to Marc Shore and the board of directors of Shorewood Packaging Corporation (NYSE: SWD) reiterating its desire to be included in their exploration of strategic alternatives:

                                                              December 17, 1999

Mr. Marc P. Shore
Chairman of the Board & Chief Executive Officer
Shorewood Packaging Corporation
277 Park Avenue
New York, New York 10172

Dear Marc:

I am writing on behalf of the Board of Directors of Chesapeake. The 14-D9 Shorewood filed yesterday with the Securities and Exchange Commission indicates that your Board is exploring alternatives to enhance stockholder value. Your filing also indicates that Shorewood has entered into confidentiality agreements and begun preliminary discussions with third parties, other than Chesapeake, who are interested in pursuing a transaction.

You have told me personally that you and your board believe a combination of our two companies makes strategic sense. Given that Shorewood is exploring strategic alternatives, any process undertaken by the Shorewood Board to enhance shareholder value must include Chesapeake or you would be doing a disservice to your stockholders, as well as your customers and employees.

Chesapeake is a ready, willing and able buyer. As I indicated in an earlier letter, we have in place a fully committed credit facility from First Union National Bank that permits us to complete our acquisitions of both Boxmore and Shorewood on the terms of our offers. Accordingly, neither offer is subject to any financing conditions.

We reiterate our offer to meet with the Shorewood Board to negotiate the terms, including price and structure, of an acquisition of Shorewood by Chesapeake. Given the importance to your stockholders of our continued interest in Shorewood, we are ready to meet with you and your advisors at your earliest convenience.

Sincerely,

/s/ Thomas H. Johnson
Thomas H. Johnson
President & Chief Executive Officer

On December 3, 1999 Chesapeake announced that it would commence a tender offer to acquire all the outstanding shares of Shorewood for $17.25 in cash per share, or approximately $500 million. Chesapeake's tender offer represents an approximate 45% premium to Shorewood's closing stock price on November 9, 1999, the day prior to Chesapeake's initial proposal to Shorewood's board of directors.

Chesapeake Corporation, headquartered in Richmond, Va., is a global leader in specialty packaging and merchandising services. Chesapeake is the largest North American producer of temporary and permanent point-of-purchase displays, the North American leader for litho-laminated packaging, the leading European folding carton, leaflet and label supplier, and a local leader in specific U.S. markets for customized, corrugated packaging. Chesapeake has over 40 locations in North America, Europe and Asia. Chesapeake's net sales in 1998 were $950.4 million. Chesapeake's website is www.cskcorp.com.

                                     # # #

This news release, including comments by Thomas H. Johnson, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: competitive products and pricing; production costs, particularly for raw materials such as corrugated box, folding carton and display materials; fluctuations in demand; government policies and regulations affecting the environment; interest rates; currency translation movements; Year 2000 compliance; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

      For media relations, call:              For investor relations, call:
              Molly Remes                      William Tolley/Joel Mostrom
             804-697-1110                       804-697-1157/804-697-1147

                          Joele Frank or Andy Brimmer
                           Abernathy MacGregor Frank
                                 212-371-5999

  On December 20, 1999, Chesapeake issued the following press release:

                      CHESAPEAKE ANNOUNCES EXPIRATION OF
                       HART-SCOTT-RODINO WAITING PERIOD

             Will Proceed With All Cash Tender Offer For Shorewood

(Richmond, VA--December 20, 1999)--Chesapeake Corporation (NYSE:CSK) today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired, satisfying one of the conditions to proceed with its fully financed cash tender offer for all of Shorewood Packaging Corporation's (NYSE:SWD) outstanding common stock at a price of $17.25 per share.

On December 3, 1999, Chesapeake announced that it would commence a tender offer to acquire all the outstanding shares of Shorewood for $17.25 in cash per share, or approximately $500 million. Chesapeake's tender offer represents an approximate 45 percent premium to Shorewood's closing stock price on November 9, 1999, the day prior to Chesapeake's initial proposal to Shorewood's board of directors.

Chesapeake Corporation, headquartered in Richmond, Va., is a global leader in specialty packaging and merchandising services. Chesapeake is the largest North American producer of temporary and permanent point-of-purchase displays, the North American leader for litho-laminated packaging, the leading European folding carton, leaflet and label supplier, and a local leader in specific U.S. markets for customized, corrugated packaging. Chesapeake has over 40 locations in North America, Europe and Asia. Chesapeake's net sales in 1998 were $950.4 million. Chesapeake's website is www.cskcorp. com.

                                     # # #

This news release, including comments by Thomas H. Johnson, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: competitive products and pricing; production costs, particularly for raw materials such as corrugated box, folding carton and display materials; fluctuations in demand; government policies and regulations affecting the environment; interest rates; currency translation movements; Year 2000 compliance; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

      For media relations, call:              For investor relations, call:
              Molly Remes                      William Tolley/Joel Mostrom
             804 697 1110                       804 697 1157/804 697 1147



                          Joele Frank or Andy Brimmer
                           Abernathy MacGregor Frank
                                 212-371-5999

  On December 21, 1999, Chesapeake issued the following press release:

FOR IMMEDIATE RELEASE

                    CHESAPEAKE RESPONDS TO SHOREWOOD LETTER

(Richmond, VA--December 21, 1999) Chesapeake Corporation (NYSE:CSK) issued the following statement today in response to a letter sent to Thomas H. Johnson, president and chief executive officer of Chesapeake, from Shorewood Packaging Corporation (NYSE:SWD).

Mr. Johnson said, "We are mystified by Shorewood's refusal to include Chesapeake in Shorewood's announced process to explore alternatives to enhance stockholder value. We stand ready to meet to discuss price and structure of our fully financed offer. Shorewood's purported grounds for excluding Chesapeake from its process are unfounded and utterly without merit. Their intransigence is especially unfortunate, in that Shorewood's board has attempted to adopt by-law amendments which purport to restrict Shorewood's stockholders' ability to consider our offer. We are challenging Shorewood's actions in court."

Chesapeake Corporation, headquartered in Richmond, Va., is a global leader in specialty packaging and merchandising services. Chesapeake is the largest North American producer of temporary and permanent point-of-purchase displays, the North American leader for litho-laminated packaging, the leading European folding carton, leaflet and label supplier, and a local leader in specific U.S. markets for customized, corrugated packaging. Chesapeake has over 40 locations in North America, Europe and Asia. Chesapeake's net sales in 1998 were $950.4 million. Chesapeake's website is www.cskcorp.com.

                                     # # #

This news release does not constitute an offer to purchase any securities, nor a solicitation of proxies or consents, from the stockholders of Shorewood Packaging Corporation. The tender offer, and any solicitation of written consents, will be made only pursuant to separate materials in compliance with the requirements of applicable federal and state law.

This news release, including comments by Thomas H. Johnson, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that may cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements including, but not limited to: competitive products and pricing; production costs, particularly for raw materials such as corrugated box, folding carton and display materials; fluctuations in demand; government policies and regulations affecting the environment; interest rates; currency translation movements; Year 2000 compliance; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

       For media relations, call:             For investor relations, call:
              Molly Remes                      William Tolley/Joel Mostrom
              804-697-1110                      804-697-1157/804-697-1147

                          Joele Frank or Andy Brimmer
                           Abernathy MacGregor Frank
                                  212-371-5999

  The foregoing and prior press releases issued by Chesapeake relating to the Offer have referred to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. While Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is not applicable to forward-looking statements made in connection with a tender offer, it has not been judicially determined whether the safe harbor provided by Section 21E of the Exchange Act applies to forward-looking statements in a consent solicitation conducted in connection with a tender offer.